As filed with the Securities and Exchange Commission on January 30, 2001
                                                            Registration No.

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   ________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           OXIS INTERNATIONAL, INC.
   ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                 Delaware                                 94-1620407
                 --------                                 ----------
     (State or other jurisdiction of                     (IRS Employer
    of incorporation or organization)                 Identification No.)

       6040 N. Cutter Circle, Suite 317
         Portland, Oregon  97217-3935
   ----------------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)

              OXIS INTERNATIONAL, INC. 1994 STOCK INCENTIVE PLAN
   ----------------------------------------------------------------------
                           (Full title of the plan)

                                Jon S. Pitcher
                  Vice President and Chief Financial Officer
                           OXIS International, Inc.
                       6040 N. Cutter Circle, Suite 317
                           Portland, OR  97217-3935
                                (503) 283-3911
   ----------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
 Title of securities          Amount to be             Proposed         Amount of registration
 to be registered            registered/(1)/            maximum                 fee
                                                  aggregate offering
                                                      price/(2)/
----------------------------------------------------------------------------------------------
Common Stock,          885,000 shares                $ 525,468.75             $ 131.37
$0.001 par value
----------------------------------------------------------------------------------------------

/(1)/ This filing registers an additional 885,000 shares of the Company's Common Stock reserved for issuance under the Company's 1994 Stock Incentive Plan (the "Plan"), for which two Form S-8 Registration Statements previously were filed (Registration No. 33-64451 for 240,000 shares, giving effect to a 1998 1 for 5 reverse split and Registration No. 333-32132 for 1,125,000 shares).

/(2)/ Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of OXIS International, Inc. Common Stock reported on the Nasdaq National Market on January 26, 2001.

                                 PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                 PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 for the purpose of registering additional securities of the same class for which a registration statement on Form S-8 relating to the same benefit plan is effective.

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statements on Form S-8, Registration No. 33-64451 and Registration No. 333-32132, and exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     4. The Registrant's current reports on Form 8-K filed with the SEC on March 23, 2000, April 12, 2000 and December 29, 2000, respectively.

     5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 (no. 333-40970) declared effective by the SEC on December

22, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item. 8.  Exhibits.

Exhibit No.                 Description
-----------                 -----------

5.1                 Opinion of Tonkon Torp LLP.

23.1                Consent of Counsel (included in Exhibit 5.1).

23.2                Consent of Deloitte & Touche LLP, Independent Auditors.

24.1                Power of Attorney (see signature page).



             [The remainder of this page left intentionally blank]

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, OXIS International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of
Oregon, on January   26, 2001.

                                 OXIS INTERNATIONAL, INC.


                                 By /s/ Joseph F. Bozman, Jr.
                                    ----------------------------------------
                                    Joseph F. Bozman, Jr.
                                    President and Chief Executive Officer



                               POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Joseph F. Bozman, Jr. and Jon S. Pitcher, and each of them, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                      Capacities                           Date
        ---------                      ----------                           ----

/s/ Joseph F. Bozman, Jr.     President, Chief Executive        January 26, 2001
--------------------------    Officer and Chairman of the
Joseph F. Bozman, Jr.         Board of Directors
                              (Principal Executive Officer
                              and Director)

/s/ Jon S. Pitcher              Vice President and Chief      January   26, 2001
--------------------------      Financial Officer
Jon S. Pitcher                  (Principal Financial and
                                Accounting Officer)

/s/ Ray R. Rogers               Director                      January   26, 2001
--------------------------
Ray R. Rogers

/s/ Timothy G. Biro             Director                      January   26, 2001
--------------------------
Timothy G. Biro

/s/ Richard A. Davis            Director                      January   26, 2001
--------------------------
Richard A. Davis

/s/ Stuart S. Lang              Director                      January   26, 2001
--------------------------
Stuart S. Lang

/s/ Timothy C. Rodell           Director                      January   26, 2001
--------------------------
Timothy C. Rodell

                               INDEX TO EXHIBITS


Exhibit Number                  Exhibit
--------------                  -------


5.1                      Opinion of Tonkon Torp LLP

23.1                     Consent of Counsel (included in Exhibit 5.1)

23.2                     Consent of Deloitte & Touche LLP, Independent Auditors

24.1                     Power of Attorney (see signature page)